UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 6, 2016

CEC ENTERTAINMENT, INC.
(Exact name of registrant as specified in charter)

Kansas	1-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Market Place Blvd, Suite 200 Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)
(972) 258-8507
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.
On May 5, 2016, CEC Entertainment, Inc. (the “Company”) issued a press release announcing its financial results for the first quarter ended April 3, 2016. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished in this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and will not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in that filing.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated May 5, 2016

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: May 5, 2016	By:	/s/ Dale R. Black
Dale R. Black
Executive Vice President and Chief Financial Officer

3

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of CEC Entertainment, Inc. dated May 5, 2016

4

Exhibit 99.1
News Release

CEC Entertainment, Inc. Reports
Financial Results for the 2016 First Quarter

IRVING, Texas - May 5, 2016 - CEC Entertainment, Inc. (the “Company”) today announced financial results for its first quarter ended April 3, 2016.

•	First quarter same store sales for our Chuck E. Cheese’s and Peter Piper Pizza stores, on a same calendar week basis(1), increased 6.0% compared to the same period in the prior year

•	On a fiscal period basis first quarter same store sales for our Chuck E. Cheese’s and Peter Piper Pizza stores increased 3.2% over the 2015 fiscal first quarter

•	Total revenues increased 3.3% over the prior year fiscal first quarter to $274.3 million

“We are pleased to report our fourth consecutive quarter of positive same store sales growth at our Chuck E. Cheese’s stores” said Tom Leverton, Chief Executive Officer. “The same store sales increases reinforce our commitment to the food, entertainment and marketing initiatives we introduced throughout 2015. In addition, we are pleased to report that Peter Piper Pizza recorded its 23rd consecutive quarter of same store sales growth.”
First Quarter Results
Our fiscal calendar was negatively impacted by the effect of an additional week of operations in our 2015 fiscal year, which resulted in the seasonally strong week between Christmas and New Year’s Day shifting into the fourth quarter of 2015 instead of occurring in the first quarter of 2016. This impact was partially offset by a shift in the Easter holiday and the related timing of several spring breaks.
Total revenues for the first fiscal quarter of 2016 increased 3.3%, or $8.8 million, over the prior year to $274.3 million. The increase is primarily attributable to increased same store sales at both our Chuck E. Cheese’s and Peter Piper Pizza brands, despite the calendar shift. On a calendar week basis same store sales for our Chuck E. Cheese’s and Peter Piper Pizza stores increased 6.0% over the comparable weeks in 2015.
Adjusted EBITDA for the first quarter of 2016 increased $1.4 million over the prior year period to $82.1 million. The increase is driven by increased store revenues, offset by increased marketing expenses and approximately $0.4 million of incremental deferred revenue, primarily as a result of our PlayPass implementation. Our operating margins were, however, negatively affected by the impact of the operating leverage associated with the calendar shift of the New Year’s holiday week. Adjusted EBITDA represents net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization, asset impairments, the effects of acquisition accounting adjustments, transaction and severance costs and certain other items.
The Company reported net income of $17.9 million for the first quarter of 2016, compared to net income of $14.7 million for the first quarter of 2015. In addition to the items mentioned above, the Company benefited from lower interest and income tax costs in the current year quarter.
________________

(1)
Our fiscal year ending January 1, 2017 will consist of 52 weeks and our fiscal year ended January 3, 2016 consisted of 53 weeks. As a result of the 53 week fiscal year in 2015, our 2016 fiscal year began one calendar week later than our 2015 fiscal year. In order to provide useful information and to better analyze our business, we have provided same store sales presented on both a fiscal week basis and calendar week basis. Same store sales growth on a calendar week basis compares the results for the period from January 4, 2016 through April 3, 2016 (weeks 1 through 13 of our 2016 fiscal year) to the results for the period from January 5, 2015 through April 5, 2015 (weeks 2 through 14 of our 2015 fiscal year). We believe same store sales growth calculated on a same calendar week basis is more indicative of the operating trends in our business. However, we also recognize that same store sales growth calculated on a fiscal week basis is a useful measure when analyzing year-over-year changes in our financial results.

Balance Sheet and Liquidity
As of April 3, 2016, cash and cash equivalents were $70.0 million, and the principal outstanding on our debt was $1.0 billion, with net availability of $139.1 million on our undrawn revolving credit facility. During the first quarter of 2016, we had capital expenditures of $22.2 million, of which $4.3 million related to our PlayPass initiative and another $5.2 million were related to other growth initiatives. In addition, we had $4.4 million in capital expenditures related to IT initiatives.
As of April 3, 2016, the Company’s system-wide portfolio consisted of:

	Chuck E. Cheese’s	Peter Piper Pizza	Total
Company operated	524	32	556
Domestic franchised	29	62	91
International franchised	41	47	88
Total	594	141	735
Conference Call Information:
The Company will host a conference call beginning at 9:00 a.m. Central Time on Friday, May 6, 2016. The call can be accessed by dialing (855) 743-8451 or (330) 968-0151 for international participants and conference code 1972828.
A replay of the call will be available from 12:00 p.m. Central Time on May 6, 2016 through midnight Central Time on May 13, 2016. The replay of the call can be accessed by dialing (800) 585-8367 or (404) 537-3406 for international participants and conference code 1972828.
About CEC Entertainment, Inc.
For nearly 40 years, CEC Entertainment has served as the nationally recognized leader in family dining and entertainment and the place Where A Kid Can Be A Kid®. Chuck E. Cheese’s goal is to create positive, lifelong memories for families through fun, food, and play. Each Chuck E. Cheese’s features musical entertainment, games, rides, and play areas for kids of all ages, as well as a variety of freshly prepared dining options. Committed to providing a fun, safe environment, Chuck E. Cheese’s helps protect families through industry-leading programs such as Kid Check®. As a strong advocate for its local communities and childhood education, Chuck E. Cheese’s has donated more than $13 million to schools through its fundraising programs. As of April 3, 2016, the Company and its franchisees operated a system of 594 Chuck E. Cheese’s stores and 141 Peter Piper Pizza stores, with locations in 47 states and 12 foreign countries and territories. For more information, visit chuckecheese.com and peterpiperpizza.com.

Investor Inquiries:                            Media Inquiries:
Dale R. Black                                Alexis Linn
EVP & CFO                                PR Manager
CEC Entertainment, Inc.                            CEC Entertainment, Inc.
(972) 258-4525                             (469) 999-4975
dblack@cecentertainment.com                        alinn@cecentertainment.com

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, other than historical information, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Statements that are not historical in nature and which may be identified by the use of words such as “may,” “should,” “could,” “believe,” “predict,” “potential,” “continue,” “plan,” “intend,” “expect,” “anticipate,” “future,” “project,” “estimate,” and similar expressions (or the negative of such expressions) are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended January 3, 2016, filed with the Securities and Exchange Commission on March 2, 2016. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to:

•	Negative publicity concerning food quality, health, general safety and other issues, and changes in consumer preferences;

•	The success of our capital initiatives, including new store development and existing store evolution;

•	Our ability to successfully implement our marketing strategy;

•	Competition in both the restaurant and entertainment industries;

•	Economic uncertainty and changes in consumer discretionary spending in the United States and Canada;

•	Negative publicity concerning food quality, health, general safety and other issues, and changes in consumer preferences;

•	Expansion in international markets;

•	Our ability to generate sufficient cash flow to meet our debt service payments;

•	Increases in food, labor and other operating costs;

•	Disruptions of our information technology systems and technologies, including, but not limited to, data security breaches;

•	Any disruption of our commodity distribution system;

•	Our dependence on a limited number of suppliers for our games, rides, entertainment-related equipment, redemption prizes and merchandise;

•	Product liability claims and product recalls;

•	Government regulations;

•	Litigation risks;

•	Adverse effects of local conditions, natural disasters and other events;

•	Fluctuations in our quarterly results of operations due to seasonality;

•	Inadequate insurance coverage;

•	Loss of certain key personnel;

•	Our ability to adequately protect our trademarks or other proprietary rights;

•	Risks in connection with owning and leasing real estate; and

•	Our ability to successfully integrate the operations of companies we acquire.
The forward-looking statements made in this report relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligation to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

- financial tables follow -

CEC ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(in thousands)

	Three Months Ended
	April 3, 2016		March 29, 2015
REVENUES:
Food and beverage sales	$122,202	44.5%	$116,537	43.9%
Entertainment and merchandise sales	147,557	53.8%	144,744	54.5%
Total Company store sales	269,759	98.3%	261,281	98.4%
Franchise fees and royalties	4,559	1.7%	4,227	1.6%
Total revenues	274,318	100.0%	265,508	100.0%
OPERATING COSTS AND EXPENSES:
Company store operating costs:
Cost of food and beverage (exclusive of items shown separately below) (1)	30,521	25.0%	29,225	25.1%
Cost of entertainment and merchandise (exclusive of items shown separately below) (2)	8,750	5.9%	8,522	5.9%
Total cost of food, beverage, entertainment and merchandise (3)	39,271	14.6%	37,747	14.4%
Labor expenses (3)	69,043	25.6%	67,173	25.7%
Depreciation and amortization (3)	27,629	10.2%	29,241	11.2%
Rent expense (3)	24,150	9.0%	24,458	9.4%
Other store operating expenses (3)	36,010	13.3%	33,519	12.8%
Total Company store operating costs (3)	196,103	72.7%	192,138	73.5%
Other costs and expenses:
Advertising expense	13,100	4.8%	11,452	4.3%
General and administrative expenses	18,018	6.6%	16,326	6.1%
Transaction, severance and related litigation costs	749	0.3%	905	0.3%
Total operating costs and expenses	227,970	83.1%	220,821	83.2%
Operating income	46,348	16.9%	44,687	16.8%
Interest expense	17,061	6.2%	17,499	6.6%
Income before income taxes	29,287	10.7%	27,188	10.2%
Income tax expense	11,372	4.1%	12,446	4.7%
Net income	$17,915	6.5%	$14,742	5.6%
________________
Percentages are expressed as a percent of total revenues (except as otherwise noted).
(1)    Percentage amount expressed as a percentage of food and beverage sales.
(2)    Percentage amount expressed as a percentage of entertainment and merchandise sales.
(3)    Percentage amount expressed as a percentage of total Company store sales.
Due to rounding, percentages presented in the table above may not sum to total. The percentage amounts for the components of cost of food and beverage and the cost of entertainment and merchandise may not sum to total due to the fact that cost of food and beverage and cost of entertainment and merchandise are expressed as a percentage of related food and beverage sales and entertainment and merchandise sales, as opposed to total Company store sales.

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	April 3, 2016	January 3, 2016
ASSETS
Current assets:
Cash and cash equivalents	$69,998	$50,654
Other current assets	69,055	67,434
Total current assets	139,053	118,088
Property and equipment, net	613,637	629,047
Goodwill	483,876	483,876
Intangible assets, net	487,068	488,095
Other noncurrent assets	20,276	13,929
Total assets	$1,743,910	$1,733,035
LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Bank indebtedness and other long-term debt	$7,656	$7,650
Other current liabilities	106,418	106,463
Total current liabilities	114,074	114,113
Capital lease obligations, less current portion	14,934	15,044
Bank indebtedness and other long term debt, net of deferred financing costs, less current portion	970,556	971,333
Deferred tax liability	193,584	201,734
Other noncurrent liabilities	223,375	222,265
Total liabilities	1,516,523	1,524,489
Stockholder’s equity:
Common stock, $0.01 par value; authorized 1,000 shares; 200 shares issued as of April 3, 2016 and January 3, 2016	—	—
Capital in excess of par value	356,632	356,460
Retained earnings (deficit)	(126,683)	(144,598)
Accumulated other comprehensive income (loss)	(2,562)	(3,316)
Total stockholder’s equity	227,387	208,546
Total liabilities and stockholder’s equity	$1,743,910	$1,733,035

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended
	April 3, 2016	March 29, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$17,915	$14,742
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,998	30,398
Deferred income taxes	(8,287)	(13,268)
Stock-based compensation expense	135	391
Amortization of lease related liabilities	12	5
Amortization of original issue discount and deferred debt financing costs	1,136	1,137
Loss on asset disposals, net	2,177	1,244
Non-cash rent expense	1,730	2,136
Other adjustments	27	19
Changes in operating assets and liabilities:
Operating assets	(4,317)	2,520
Operating liabilities	4,246	21,224
Net cash provided by operating activities	43,772	60,548
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of Peter Piper Pizza	—	(663)
Purchases of property and equipment	(18,823)	(16,109)
Proceeds from sale of property and equipment	79	97
Development of internal use software	(3,625)	(185)
Net cash used in investing activities	(22,369)	(16,860)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on senior term loan	(1,900)	(1,900)
Other financing activities	(578)	(497)
Net cash provided by (used in) financing activities	(2,478)	(2,397)
Effect of foreign exchange rate changes on cash	419	(661)
Change in cash and cash equivalents	19,344	40,630
Cash and cash equivalents at beginning of period	50,654	110,994
Cash and cash equivalents at end of period	$69,998	$151,624

CEC ENTERTAINMENT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(in thousands)

Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States (“GAAP”). From time to time in the course of financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures such as Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). The Company believes Adjusted EBITDA is a measure that provides investors with additional information to measure our performance. We believe that the presentation of Adjusted EBITDA is appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future, as well as other items. Further, we believe Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance and understanding certain significant items. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company’s reported GAAP results.
The following table sets forth a reconciliation of net income to Adjusted EBITDA and Adjusted EBITDA expressed as a percentage of total revenues for the periods shown:

	Three Months Ended
	April 3 2016	March 29 2015

Total revenues	$274,318	$265,508
Net income as reported	$17,915	$14,742
Interest expense	17,061	17,499
Income tax expense	11,372	12,446
Depreciation and amortization	28,998	30,398
Non-cash impairments, gain or loss on disposal	2,177	1,244
Non-cash stock-based compensation	135	391
Rent expense book to cash	2,160	2,211
Franchise revenue, net cash received	(109)	(65)
Impact of purchase accounting	199	232
Store pre-opening costs	221	244
One-time items	1,902	1,351
Cost savings initiatives	62	—
Adjusted EBITDA	$82,093	$80,693
Adjusted EBITDA as a percent of total revenues	29.9%	30.4%
Adjusted EBITDA, a measure used by management to assess operating performance, is defined as Net income (loss) plus interest expense, income taxes and depreciation and amortization, adjusted to exclude asset impairments, the effects of acquisition accounting adjustments, transaction and severance costs, and certain other items.

CEC ENTERTAINMENT, INC.
STORE COUNT INFORMATION
(Unaudited)

	Three Months Ended
	April 3, 2016	March 29, 2015
Number of Company-owned stores:
Beginning of period	556	559
New (1)	1	2
Acquired from franchisee	—	—
Closed (1)	(1)	(1)
End of period	556	560
Number of franchised stores:
Beginning of period	176	172
New	4	3
Acquired from franchisee	—	—
Closed	(1)	—
End of period	179	175
Total number of stores:
Beginning of period	732	731
New	5	5
Acquired from franchisee	—	—
Closed	(2)	(1)
End of period	735	735
________________

(1)	During the three months ended March 29, 2015, the number of new and closed Company owned stores included one store that was relocated.